Exhibit 99.2

BioSpecifics Appoints Mike Sherman and Corey Fishman to Board of Directors

WILIMINGTON, DE – April 9, 2020 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase-based therapies with a first in class collagenase-based product marketed as XIAFLEX® in North America, today announced that its Board of Directors appointed Mike Sherman and Corey Fishman to serve as Independent Directors, effective immediately. Mike Sherman and Corey Fishman will both join the Board’s Audit Committee, with Mr. Sherman serving as an “audit committee financial expert.” Corey Fishman will also join the Intellectual Property Committee.

“Mike and Corey both bring tremendous operational and functional insight, as well as industry and business acumen, to the BioSpecifics Board of Directors and we are so pleased to have them join us as we continue to unlock value creating opportunities for the CCH portfolio of commercial and pipeline assets, and as we identify external strategic opportunities. We believe our newest members will make significant contributions to the future outlook of the Company,” said Jennifer Chao, Chairman of the Board of Directors.

Mike Sherman is currently Chief Executive Officer of Chimerix, Inc. Before joining the Chimerix in 2019, he served as Chief Executive Officer of Endocyte, Inc. prior to its $2.1 billion acquisition by Novartis in 2018. Mr. Sherman repositioned the company by re-prioritizing the pipeline, acquiring an external asset for the treatment of advanced prostate cancer, and aggressively executing a Phase 3 regulatory and clinical strategy.

He joined the company in 2006 as Chief Financial Officer, was named Chief Operating Officer in 2014 and was instrumental in Endocyte’s initial public offering and four subsequent financings. Prior to joining Endocyte, Mr. Sherman served in various executive roles at Guidant Corporation, a cardiovascular device manufacturer acquired by Boston Scientific Corporation. These roles covered a breadth of functional areas including strategic planning, commercial operations in the US and Europe, and business development. Mr. Sherman holds a B.A. in economics from DePauw University and an M.B.A. from the Amos Tuck School of Business at Dartmouth, graduating as a Tuck Scholar. Mr. Sherman currently serves as Chairman of the Board of Trustees for the Children’s Museum of Indianapolis. He also served on the Board of Directors at Mead Johnson Nutrition until the company’s acquisition by Reckitt Benckiser.

Corey Fishman has served as Chief Executive Officer and Director of Iterum Therapeutics plc, a publicly-traded biopharmaceutical company, since he founded the company in 2015. From 2010 to 2015, he served as Chief Financial Officer and Chief Operating Officer of Durata Therapeutics, Inc., a pharmaceutical company, where he managed a successful initial public offering and secondary offering, and led the negotiation and sale of Durata to Actavis plc. Prior to Durata, Mr. Fishman served as Chief Financial Officer of Ganic Pharmaceuticals, Inc., a pharmaceutical company, and served in several other leadership roles, including Chief Financial Officer, at Meda Pharmaceuticals, formerly MedPointe. Mr. Fishman holds a B.A. in Economics from the University of Illinois at Urbana-Champaign and an M.S.M. in Finance from Purdue University. Mr. Fishman currently serves as Chair of the Audit Committee of the Board of Directors of Momenta Pharmaceutics, Inc.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. (BioSpecifics) is a commercial-stage biopharmaceutical company. The company discovered and developed a proprietary form of injectable collagenase (CCH) which is currently marketed by BioSpecifics’

partner, Endo International plc (Endo), as XIAFLEX® in North America for the treatment of Dupuytren’s contracture and Peyronie’s disease. Endo expects a commercial approval in the second half of 2020 for a third CCH indication, cellulite, subject to U.S. Food and Drug Administration approval. The CCH research and development pipeline includes several additional potential indications; adhesive capsulitis, plantar fibromatosis and uterine fibroids. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the Company’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, shareholder value, expected revenue growth, future strategic opportunities, the effect of recent management and board leadership changes, and the assumptions underlying or relating to such statements, are “forward-looking statements.” In some cases, these statements can be identified by forward-looking words such as “expect,” “plan,” “anticipate,” “potential,” “estimate,” “can,” “will,” “continue,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on our current expectations and our projections about future events and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including, but not limited to: the timing of regulatory filings and action; the ability of Endo to achieve its objectives for XIAFLEX®; the market for XIAFLEX® in, and timing, initiation and outcome of clinical trials for, additional indications, which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license, and sublicense income that BioSpecifics may receive; the potential of XIAFLEX® to be used in additional indications; Endo modifying its objectives or allocating resources other than to XIAFLEX®; the impacts of the COVID-19 pandemic; and other risk factors identified in the Company’s Annual Report on Form 10-K for the

year ended December 31, 2019 (the “2019 Annual Report”), specifically in Part I, Item IA under the heading “Risk Factors” of the 2019 Annual Report and risk factors identified in our other filings with the Securities and Exchange Commission. All forward-looking statements included in this report are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this report and, except as may be required by law, we assume no obligation to update these forward-looking statements.

Contact:

Stern Investor Relations, Inc.

Sarah McCabe

212-362-1200

sarah.mccabe@sternir.com

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